UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) November 16, 2006

                         SYNOVICS PHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)

  Nevada                                0-22011                  86-0760991
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(State or other jurisdiction of   (Commission File Number)     (IRS Employer
  incorporation)                                             Identification No.)

2575 East Camelback Road, Ste. 450, Phoenix, AZ                    85016
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(Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code (602) 508-0112


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 8.01         OTHER EVENTS

         Synovics Pharmaceuticals, Inc. (the "REGISTRANT") wishes to respond to, and correct and clarify material misstatements set forth in, Schedule 13D, as amended to date (the " Sapte 13D ") by Maneesh Pharmaceuticals Pvt., Ltd. ("MANEESH") and Vinay R. Sapte ("SAPTE"), as well those set forth in the
Schedule 13D, as amended to date (the "MULYE 13D"), of Nostrum Pharmaceuticals, Inc. ("NOSTRUM") and Nirmal Mulye ("MULYE"). Based upon the disclosure set forth in the Sapte 13D and the Maneesh 13D, the Registrant believes that each of Sapte, Maneesh, Mulye, and Nostrum have embarked upon a campaign of misinformation with the intent of intimidating the management and board of directors of the Registrant.

         The Sapte 13D references a meeting held on November 7, 2006 between three directors of the Registrant, Maneesh and Sapte. Such meeting was at the behest of Maneesh and Sapte, in their capacity as a current and potential future investor in the Registrant, where the Registrant appropriately requested and each such party agreed, despite the disclosure contained in the Sapte 13D, to execute a confidentiality agreement concerning the issues discussed at the meeting. The Registrant believes that, as a result of the disclosure set forth in the 13D Amendment and otherwise, Maneesh and Sapte have violated the obligations set forth in such confidentiality agreement.

         Exhibit No. 2 to the Sapte 13D states, in part:

         "I was deeply disappointed with Mr. Ron Lane, who could not give any concrete plan to get out of the mess that we are in today."

         As noted above, the meeting held on November 7, 2006 was a confidential meeting with a party that is a current and a then potential future investor in the Registrant. The Registrant believes that such statement is materially misleading as a result of the following:

         i. neither prior to the meeting, nor at the meeting, did Sapte request the Registrant to discuss or prepare a "concrete plan" regarding the situation with Nirmal Mulye, but rather requested Mr. Lane to be prepared to discuss the status of the situation between Mulye and the Registrant; and

         ii. Mr. Lane was prepared, and ready, willing and able to provide Sapte with the current status of such situation.

Notwithstanding the foregoing, in the event that such a request for a "concrete plan" was made by Sapte at that time, the Registrant would have been obligated to refuse or defer such request or explain to Sapte that various litigation and negotiation options were being pursued, which the Registrant was not willing to disclose to Sapte at that time.

         The Registrant further refutes what the Registrant believes to be materially misleading information in the 13D Amendment concerning Maneesh and Sapte. Exhibit No. 2 states that:

         "We being in this business for long time know how to handle this situation . . . "

         The Registrant believes that such statement is materially misleading because neither Maneesh nor Sapte has experience operating as, or operating, a public company in the United States. For example:

         i. Maneesh is not a public company in the United States, it is a private company based in India and has no experience relevant thereto; and

         ii. Maneesh is not subject to the laws of the United States with respect to its operations, unlike the Registrant, and, in particular has never been subject to, and has no experience with United States securities laws and the laws, rules and regulations concerning drug development, testing and manufacture.

         The Mulye 13D references an agreement by Mulye to "step down and handover [sic] the affairs to" Maneesh and Sapte, which would clear the way for Maneesh and Sapte to ". . . restructure the Board and appoint such a CEO and additional directors to whom we can guide to take this Company to its rightful place." The Registrant believes that this statement is materially misleading and takes notice that Mulye himself clearly states in his Amendment No. 4 to
Schedule 13D, filed on November 20, 2006 with the Securities and Exchange Commission that:

         "Neither Nostrum nor Mulye has ever made any agreement with Maneesh or Sapte, nor have either Nostrum or Mulye ever indicated to Maneesh or Sapte a willingness to either `step down' or to `sideline themselves from the Company'."

         Although the scope of any discussions held between Sapte and Mulye is not disclosed in either the Sapte 13D or the Mulye 13D, the Registrant believes that the disclosure set forth therein indicates that discussions were held and each party appears to have come away from such discussions with differing opinions as to their outcome.

         In addition, the Registrant believes that the request contained in the Mulye 13D to simply walk away from the Registrant and leave the operation of the Registrant in the "hands" of a large stockholder highlights Maneesh and Sapte's misperception of the fiduciary obligations of a board of directors and officers of a public company in the United States, as such board of directors and officers owe a fiduciary obligation to all stockholders of a company, rather than simply holders of large blocks of a company's capital stock.

         The Registrant would also like to correct material misrepresentations contained in the Sapte 13D which refers to a visit by Sapte made to Kirk Pharmaceuticals, Inc. ("KIRK"), a wholly-owned subsidiary of the Registrant. The Sapte 13D states that:

         "We were at Kirk . . . .   I was surprised that Steve did not even
consider discussing anything with us but left Kirk."

         The Registrant believes that such statement is materially misleading because:

         i. It implies that the visit was a meeting with Kirk similar to Sapte's meeting with directors of the Registrant on November 7, 2006, when in fact, Sapte made an unscheduled, unannounced and uninvited visit to Kirk, requesting non-public, confidential information from Kirk; and


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         ii.      In the absence of appropriate steps taken to safeguard
                  non-public, confidential information, "Steve" (actually Steven Getraer, the Chief Executive Officer of Kirk) was correct in rejecting and deferring such requests for which Maneesh and Sapte had no right of access.

         Further the Registrant believes that the "surprise" noted in the Sapte 13D is another indication that Maneesh and Sapte are unfamiliar with the securities laws of the United States and the fiduciary obligations owed to all stockholders of a company, rather than simply holders of large blocks of a company's capital stock.

         The Sapte 13D includes materially misleading information concerning the relationship that the Registrant enjoys with its principal banker. The Sapte 13D states:

         "Also our Banker, Bank of India's Mr. Ranganathan, was visiting KIRK [sic] who required some info which Steve should have been giving and which John was giving."

         This statement is materially misleading because the Exhibit implies that there is a problem simply because someone other than the CEO of Kirk was speaking with the Bank of India. The Registrant believes that Maneesh and Sapte are not in a position to comment upon our relationship with the Bank of India because it is a private relationship between bank and customer. Maneesh and Sapte did not facilitate the Registrant's relationship with the Bank of India and in fact have nothing whatsoever to do with such relationship.

         Similarly, the Registrant would also like to comment and correct Maneesh and Sapte's material misleading statements regarding the operation of Kirk. The Sapte 13D states:

         "I feel it is time to relieve Steve from this responsibility and let Maneesh Pharma handle it, as experienced in this field, to work with John to make Kirk Perform [sic]."

         The Registrant believes such a statement is materially misleading as there is no reasonable basis upon which to conclude that Kirk's CEO, Steve Getraer, is incapable of properly running Kirk at this time. Mr. Getraer is a professional manager, who began his career in the pharmaceutical industry in 1976. His experience includes management positions with Schein Pharmaceuticals, Inc., where he was President of their solid dose generic division and Bristol Myers Company (now Bristol Myers Squibb), where he occupied several key operational management positions in addition to a tenure as general auditor for global operations. More recently, from 1999 to 2003 Mr. Getraer was Managing Director and Chief Operating Officer of Henry Schein, Inc. a multinational distributor of healthcare products. As discussed above, the Registrant believes that neither Maneesh nor Sapte have experience operating as, or operating, a public company in the United States. The Registrant also believes that the request of Sapte and Maneesh to "let Maneesh Pharma handle" Kirk's operations is further indication that Sapte is unfamiliar with the securities laws of the United States, and the fiduciary obligations owed to all stockholders of a company, rather than simply holders of large blocks of a company's capital stock.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Dated: December 14, 2006

                              SYNOVICS PHARMACEUTICALS, INC.

                              By:    /s/ Ron Lane
                                     -------------------------------------------
                              Name:  Ronald H. Lane, PhD.
                              Title: President and Chief Executive Officer